EXECUTION COPY
AMENDMENT, WAIVER AND EXTENSION TO
AMENDED AND RESTATED
CERTIFICATE PURCHASE AGREEMENT

THIS AMENDMENT, WAIVER AND EXTENSION TO AMENDED AND RESTATED CERTIFICATE PURCHASE AGREEMENT (this "Amendment") dated as of January 31, 2007, is entered into among Navistar Financial Securities Corporation (the "Seller"), Navistar Financial Corporation ("Servicer"), Kitty Hawk Funding Corporation, ("KHFC"), as a Conduit Purchaser, Liberty Street Funding Corp. ("Liberty Street"), as a Conduit Purchaser, The Bank of Nova Scotia ("BNS"), as a Managing Agent and a Committed Purchaser, and Bank of America, National Association ("Bank of America"), as a Managing Agent, the Administrative Agent and a Committed Purchaser.

RECITALS

A.  The Seller, the Servicer, KHFC, Liberty Street, BNS and Bank of America are parties to that certain Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "Agreement").

B.  Such parties desire to amend the Agreement as hereafter set forth.

C.  Prior to giving effect to the amendment to Section 7A.01(c) of the Agreement set forth in Section 1 below, Section 7A.01 of the Agreement required that NFC furnish to the Administrative Agent as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of any fiscal year and 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in conformity with generally accepted accounting principles consistently applied. NFC has requested a waiver of any Default (defined below) arising from its failure to deliver copies of the annual and interim financial statements of the fiscal year ending October 2005, the fiscal quarters ending January 31, April 30 and July 31 of 2006, the fiscal year ending October 2006, and the fiscal quarters ending January 31, April 30 and July 31, 2007 on a timely basis (such failure, the "Reporting Default"). The parties hereto hereby agrees to waive the occurrence of any Default to the extent described below.

D.  Such parties desire to modify the Purchase Expiration Date under (and as defined in) the Agreement in accordance with Section 2.04 of the Agreement.

E.  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended by amending and restating Section 7A.01(c) of the Agreement in its entirety to read as follows:

(c) (1) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters of any fiscal year and (ii) 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in conformity with generally accepted accounting principles consistently applied; provided, however that NFC shall not be required to deliver its financial statements for fiscal years 2005 and 2006 and for the fiscal quarters ending January 31, April 30 and July 31 of 2006 and for the fiscal quarters ending January 31, April 30 and July 31 of 2007 until the earlier to occur of October 31, 2007 and five (5) Business Days after the filing thereof with the SEC and (2) as soon as available and in any event within 30 days after the end of each month, the monthly management financial reports required to be delivered pursuant to the Amended and Restated Credit Agreement dated as of July 1, 2005, and the Third Waiver and Consent, dated as of November 20, 2006, among the Servicer, Bank of America, and BNS, among others; provided, however, that such reporting shall not be required so long as the Servicer's parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

2.            Waiver. By their signatures hereto, each of the parties hereto waives any condition or covenant that has not been satisfied, the breach of any representation or warranty made or deemed made, and any occurrence of an Early Amortization Event, event of default, event of termination or similar event (in each case, with respect to all of the foregoing, whether such event is matured or unmatured and collectively referred to herein as a "Default"), under the Agreement, solely to the extent such Default was caused directly by or resulted directly from (a) the Reporting Default, (b) a breach of any representation or warranty in Section 5.01(l) or 5.02(j) of the Agreement resulting from or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 2005, or October 31, 2006, of any financial statements of NFC or any of its affiliates for any period ending on or before the expiration of the waiver contemplated herein, or any reports, financial statements, certificates or other information containing similar or derived information therefrom with respect to such periods or (c) the failure of NFC, as Servicer, to deliver the reports contemplated by, and due on or about April 15, 2006 and to be due April 15, 2007 pursuant to, Section 3.06(a) and (b) of the Pooling and Servicing Agreement (as defined in the Agreement) by April 15, 2006 and April 15, 2007, respectively, provided that each such report shall be delivered on or before October 31, 2007. Each party (other than NFC and the Seller) hereto hereby expressly reserves, and nothing herein shall be construed as a waiver of NFC's failure to comply with Section 7A.01(c), as amended hereby, any Event of Default (as defined in the Pooling and Servicing Agreement) occurring as a result of the failure referred to in clause (c) without the consent of, or at the direction of, KHFC, Liberty Street, BNS or Bank of America, or NFC's failure to deliver the reports referred to in the immediately preceding sentence on or before the earlier of (i ) five (5) Business Days after the filing thereof with the SEC and (ii) October 31, 2007.

3.   Extension. The Purchase Expiration Date is extended to January 30, 2008, or, if earlier, the date specified in clause (ii) of the definition of Purchase Expiration Date in the Agreement as originally executed.

4.  Representations and Warranties. The Seller hereby represents and warrants to KHFC, Liberty Street, BNS and Bank of America that, after giving effect to this Amendment, no Early Amortization Event has occurred and is now continuing, and NFC hereby represents and warrants that, after giving effect to this Amendment, no Early Amortization Event or Servicer Termination Event has occurred and is now continuing.

5.  Effect of Amendment. All provisions of the Agreement, as extended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to "this Agreement", "hereof', "herein" or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller's securitization program shall be deemed to be references to the Agreement as extended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.  Conditions Precedent. The effectiveness of this Amendment is subject to the receipt of each fee specified in the fee letter, dated as of the date hereof, and the effectiveness of the extension of the Purchase Expiration Date set forth in Section 3 hereof is subject to the receipt by each Managing Agent no later than February 15, 2007 (or such later date as each Managing Agent shall have agreed in writing) of the agreed upon procedures report of KPMG LLP, dated not earlier than the date hereof, and if such report shall not be reasonably acceptable to each Managing Agent, no later than March 15, 2007 (or such later date as each Managing Agent shall have agreed in writing), a revised agreed upon procedures report of KPMG LLP, dated not earlier than the date hereof, reasonably acceptable to each Managing Agent.

7.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

9.  Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Seller By: /s/ JOHN V. MULVANEY, SR. Name: John V. Mulvaney, Sr. Title: V.P, CFO & Treasurer
NAVISTAR FINANCIAL CORPORATION, as Servicer By: /s/ JOHN V. MULVANEY, SR. Name: John V. Mulvaney, Sr. Title: V.P., CFO & Treasurer
KITTY HAWK FUNDING CORPORATION, as a Conduit Purchaser for the KHRC Purchaser Group By: /s/ AMY S. KEITH Name: Amy S. Keith Title: Vice President
BANK OF AMERICA, NATIONAL ASSOCIATION,
   as Administrative Agent

By:     /s/  WILLEM VAN BEEK
Name:       Willem Van Beek
Title:         Principal

BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By:     /s/  WILLEM VAN BEEK
Name:       Willem Van Beek
Title:          Principal

Purchaser Percentage: 50%
Commitment: $400,000,000

BANK OF NOVA SCOTIA,
as Committed Purchaser and Managing Agent for the Liberty Street Purchaser Group

By:    /s/  DARREN WARD
Name:      Darren Ward
Title:        Director

Purchaser Percentage: 50%
Commitment: $400,000,000

LIBERTY STREET FUNDING CORP.
as a Conduit Purchaser for the Liberty Street Purchaser Group

By:      /s/ JILL A. GORDON
Name:       Jill A. Gordon
Title:         Vice President